UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2005

FORE HOLDINGS LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Illinois	000-50161	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 295-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 29, 2005, FORE Holdings L.L.C. (the “Company”) transferred its remaining assets to, and its remaining liabilities were assumed by, the FORE Holdings Liquidating Trust (the “Liquidating Trust”). The assets transferred to the Liquidating Trust included an approximately five acre parcel of real estate with a residence located on Route 22 in Lincolnshire, Illinois and approximately $14 million in cash which constitutes the previously undistributed proceeds from the sale of the Company’s real estate assets. A copy of the Liquidating Trust Agreement is attached hereto as Exhibit 99.1.

On September 29, 2005, the Company also filed Articles of Dissolution with the Illinois Secretary of State and was dissolved.

On September 29, 2005, the Company also filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company’s limited liability company interests under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit 99.1	FORE Holdings Liquidating Trust Agreement, dated as of September 29, 2005, by and between FORE Holdings L.L.C. and the trustees of the FORE Holdings Liquidating Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2005	FORE HOLDINGS LIQUIDATING TRUST

/s/ David L. Hunt
	Name:	David L. Hunt
	Title:	Trustee